Taubman Centers, Inc.
200 East Long Lake Road
Bloomfield Hills, MI 48304
(248) 258-6800

CONTACT:	Barbara K. Baker
(248) 258-7367
www.taubman.com

FOR IMMEDIATE RELEASE

TAUBMAN CENTERS ISSUES THIRD QUARTER RESULTS

o	EPS up $0.15 versus third quarter 2003
o	FFO per share up 35.3%
o	Strong Occupancy and Sales Increases
o	Adjusted FFO Per Share Guidance Increases

        BLOOMFIELD HILLS, Mich., Oct. 21, 2004 -- Taubman Centers, Inc. (NYSE:TCO) today issued its financial results for the quarter and year-to-date periods ended September 30, 2004.

        Net Income (loss) allocable to common shareholders per diluted common share (EPS) for the quarter ended September 30, 2004 was $(0.06), up from $(0.21) during the third quarter of 2003. EPS for the nine month period ended September 30, 2004 was $(0.06) versus $(0.60) for the nine month period ended September 30, 2003.

        For the quarter ended September 30, 2004, diluted Funds from Operations (FFO) per share was $0.46, up 35.3 percent from $0.34 per share for the quarter ended September 30, 2003. Excluding the impact of costs related to the unsolicited tender offer incurred during the third quarter of 2003, FFO per share for the third quarter was up 12.2 percent.

        For the nine months ended September 30, 2004, FFO per diluted share was $1.41, up 38.2 percent from $1.02 for the first nine months of 2003. Excluding the impact of costs incurred during the first nine months of 2003 and recoveries recorded during the first quarter of 2004 related to the unsolicited tender offer, FFO per diluted share was $1.39 for the nine month period ended September 30, 2004, up 5.3 percent from $1.32 for the first nine months of 2003.

        “We were pleased with our results this quarter, which reflected increases in core rents, continued contribution from Stony Point (Richmond, Va.), and the positive impact of the recently completed International Plaza (Tampa, Fla.) acquisition,” said Robert S. Taubman, chairman, president and chief executive officer of Taubman Centers.

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Strong Occupancy and Sales Increases

        Total occupancy for the portfolio was 86.9 percent at September 30, 2004, up 1.7 percent sequentially from the second quarter and 1.7 percent from September 30, 2003. Leased space at September 30, 2004 was 89.2 percent, up 0.8 percent from September 30, 2003. Including temporary tenants, occupancy was 90.0 percent at September 30, 2004, up from 87.7 percent on September 30, 2003. “Our focus on getting stores open has produced results,” said Mr. Taubman. “We are clearly on track to exceed our occupancy goals by year end.”

        Average rent per square foot was $41.48 for the quarter in the consolidated portfolio versus $40.88 for the third quarter of 2003. Average rent for the quarter in the unconsolidated joint ventures was $42.52 versus $42.40 for the third quarter of 2003.

        Sales increases at Taubman properties continue to lead the industry. Mall tenant sales per square foot increased 6.0 percent for the quarter and 8.9 percent for the nine month period ended September 30. “Sales growth continued to be strong notwithstanding the impact of the four hurricanes that hit Florida during the quarter,” said Mr. Taubman. “This bodes well for a solid holiday performance.”

Saks Opens at Willow Bend; Waterside Expansion Announced

        On September 16, Saks Fifth Avenue opened as planned at The Shops at Willow Bend (Plano, Texas), putting this center in the exclusive group of only 13 other properties in the nation with the powerful anchor combination of Saks and Neiman Marcus. “Sales growth at Willow Bend has been strong all year, and the opening of Saks will further benefit the center,” said Mr. Taubman.

        An expansion and renovation will begin soon at Waterside Shops at Pelican Bay (Naples, Fla.), a center in which the company purchased a joint venture interest in December 2003. “We expect to add about 30 new upscale retail shops and restaurants,” said Mr. Taubman. “With the addition of stores like Tiffany, this renovation will position Waterside Shops as the exclusive Naples destination for luxury goods.” The project will be completed in October 2005.

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Revolving Credit Facility Increased, Borrowing Rate Reduced

        “The company continues to take advantage of the favorable financing environment for high quality real estate,” said Lisa A. Payne, Taubman executive vice president, chief financial and administrative officer. “We recently entered into a new $350 million 40-month secured credit facility, which carries a rate of LIBOR plus 80 basis points. This was an increase of $75 million of borrowing capacity and a reduction of 10 basis points from our previous revolving credit. Twelve banks participated and it was oversubscribed. This facility continues to provide Taubman with a cost-effective financing vehicle — competitive with any of our peers — to help fund future growth initiatives.”

Transition Date Announced for Nine Third-party Managed Centers

        As previously announced, on October 15 The Mills Corporation (NYSE:MLS) finalized its acquisition of 50 percent interests in nine of General Motors Pension Trusts’ (GMPT) shopping centers. This completes the recapitalization of GMPT’s mall portfolio, announced in April of this year. As a result Taubman Centers announced that it had reached an agreement with GMPT to cease management of these centers. The transition will occur on November 1, 2004. The company expects to take a one-time organizational charge of $6 million during the fourth quarter of 2004 relating to the termination of these contracts. Excluding the one time organizational charge, the impact on 2004 FFO and Net Income is not expected to be material. The transition will reduce 2005 FFO and Net Income by approximately $4 million.

Adjusted FFO Guidance Increases

        The company is increasing its 2004 Adjusted FFO per diluted share outlook to be in the range of $1.93 to $1.94. Adjusted FFO excludes one-time organizational costs. Including these costs, 2004 FFO per diluted share is expected to be in the range of $1.86 to $1.87.

        Net Income (loss) allocable to common shareholders for the year is expected to be in the range of $(0.03) to $0.04 per share excluding one-time organizational charges. Including these costs Net Income (loss) allocable to common shareholders is expected to be in the range of $(0.15) to $(0.08) per share.

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Supplemental Investor Information Available

        The company provides supplemental investor information coincident with its earnings announcements. It is available online at www.taubman.com under “Investor Relations.” This packet includes the following information:

o	Income Statements
o	Reconciliations of Earnings Measures to Net Income
o	Changes in Funds from Operations and Earnings Per Share
o	Components of Other Income
o	Balance Sheets
o	Debt Summary
o	Other Debt Information
o	Construction and Recent Center Openings
o	Capital Spending
o	Recent Acquisitions and Divestitures
o	Operational Statistics
o	Owned Centers
o	Major Tenants in Owned Portfolio
o	Anchors in Owned Portfolio

Investor Conference Call

        The company will provide an online Web simulcast and rebroadcast of its 2004 third quarter earnings release conference call in which the company will review the results for the quarter, progress on its development and financing plans. The live broadcast of the conference call will be available online at www.taubman.com under “Investor Relations,” www.companyboardroom.com and www.streetevents.com on October 22 beginning at 11:00 a.m. EST. The online replay will follow shortly after the call and continue for 90 days.

        Taubman Centers, Inc., a real estate investment trust, owns, develops, acquires and operates regional shopping centers nationally. Taubman Centers currently owns and/or manages 31 urban and suburban regional and super regional shopping centers in 13 states. In addition, Northlake Mall (Charlotte, N.C.) is under construction and will open September 15, 2005. Taubman Centers is headquartered in Bloomfield Hills, Mich.

        This press release contains forward-looking statements within the meaning of the Securities Act of 1933 as amended. These statements reflect management’s current views with respect to future events and financial performance. Actual results may differ materially from those expected because of various risks and uncertainties, including, but not limited to changes in general economic and real estate conditions, changes in accounting rules, changes in the interest rate environment and availability of financing, and adverse changes in the retail industry. Other risks and uncertainties are discussed in the Company’s filings with the Securities and Exchange Commission including its most recent Annual Report on Form 10-K.

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TAUBMAN CENTERS, INC.
For the Three and Nine Months Ended September 30, 2004 and 2003

(in thousands of dollars, except as indicated)

	Three Months Ended September 30		Nine Months Ended September 30

	2004	2003	2004	2003

Income before discontinued operations and minority and preferred interests	12,623	5,148	43,257	14,787
Discontinued operations (1)	136	55	289	173
Minority interest in consolidated joint ventures	221	53	36	143
Minority share of income of TRG (2)	(3,103)	(287)	(11,386)	(529)
Distributions in excess of earnings allocable to minority partners (2)	(5,752)	(8,773)	(15,168)	(25,827)
TRG preferred distributions	(2,865)	(2,250)	(7,604)	(6,750)
Net income (loss)	1,260	(6,054)	9,424	(18,003)
Preferred dividends	(4,150)	(4,150)	(12,450)	(12,450)
Net income (loss) allocable to common shareowners	(2,890)	(10,204)	(3,026)	(30,453)
Income (loss) from continuing operations per common share - basic and diluted	(0.06)	(0.21)	(0.07)	(0.60)
Net income (loss) per common share - basic and diluted	(0.06)	(0.21)	(0.06)	(0.60)
Beneficial interest in EBITDA - consolidated businesses (3)	53,289	41,854	157,134	120,026
Beneficial interest in EBITDA - unconsolidated joint ventures (3)	24,769	26,923	79,913	84,352
Funds from Operations - Operating Partnership (3)	37,381	28,959	116,129	86,715
Funds from Operations allocable to TCO (3)	22,478	17,156	70,410	52,595
Funds from Operations per common share - basic (3)	0.47	0.35	1.43	1.04
Funds from Operations per common share - diluted (3)	0.46	0.34	1.41	1.02
Weighted average number of common shares outstanding	48,159,799	49,348,000	49,145,132	50,562,963
Common shares outstanding at end of period	48,538,366	49,363,273	48,538,366	49,363,273
Weighted average units - Operating Partnership - basic	80,088,564	83,300,619	81,084,439	83,474,802
Weighted average units - Operating Partnership - diluted	81,479,087	84,756,882	82,524,845	84,877,978
Units outstanding at end of period - Operating Partnership	80,510,645	83,412,357	80,510,645	83,412,357
Ownership percentage of the Operating Partnership at end of period	60.3%	59.2%	60.3%	59.2%
Number of owned shopping centers at end of period	21	21	21	21

Operating Statistics:
Mall tenant sales	829,775	775,154	2,459,866	2,245,785
Mall tenant sales - comparable centers (4)	800,354	750,160	2,351,525	2,169,362
Ending occupancy	86.9%	85.2%	86.9%	85.2%
Ending occupancy - comparable centers (4)	86.5%	85.2%	86.5%	85.2%
Average occupancy	86.2%	85.4%	85.4%	85.5%
Average occupancy - comparable centers (4)	85.8%	85.3%	85.0%	85.4%
Leased space at end of period (5)	89.2%	88.4%	89.2%	88.4%
Leased space at end of period - comparable centers (4)(5)	88.8%	88.1%	88.8%	88.1%
Mall tenant occupancy costs as a percentage of tenant sales-consolidated businesses (6)	16.5%	17.0%	16.9%	17.8%
Mall tenant occupancy costs as a percentage of tenant sales-unconsolidated joint ventures (6)	15.5%	16.2%	15.6%	17.2%
Rent per square foot - consolidated businesses (4)	$41.48	$40.88	$41.15	$40.11
Rent per square foot - unconsolidated joint ventures (4)	$42.52	$42.40	$42.73	$42.56

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(1)	In December 2003, the Company sold its interest in Biltmore Fashion Park to The Macerich Company. The results of Biltmore are presented as discontinued operations in 2003. During 2004, a $0.3 million adjustment to the gain on the disposition of the center was recognized.

(2)	Because the Operating Partnership’s balance of net equity allocable to partnership unitholders is less than zero, the income allocated to minority partners during the three and nine months ended September 30, 2004 and 2003 is equal to the minority partners’ share of distributions. The Company’s net equity allocable to partnership unitholders is less than zero due to accumulated distributions in excess of net income and not as a result of operating losses.

(3)	Beneficial Interest in EBITDA represents the Operating Partnership’s share of the earnings before interest and depreciation and amortization, excluding gains on sales of depreciated operating properties of its consolidated and unconsolidated businesses. The Company believes Beneficial Interest in EBITDA provides a useful indicator of operating performance, as it is customary in the real estate and shopping center business to evaluate the performance of properties on a basis unaffected by capital structure. In addition, the Company uses a comparable measure to EBITDA, net operating income (revenues less operating expenses, excluding depreciation and amortization, “NOI”), as an alternative measure to evaluate the operating performance of centers, both on an individual and stabilized portfolio basis.

The National Association of Real Estate Investment Trusts (NAREIT) defines Funds from Operations (FFO) as net income (loss) (computed in accordance with Generally Accepted Accounting Principles (GAAP)), excluding gains (or losses) from extraordinary items and sales of properties, plus real estate related depreciation and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that FFO is a useful supplemental measure of operating performance for REITs. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, the Company and most industry investors and analysts have considered presentations of operating results that exclude historical cost depreciation to be useful in evaluating the operating performance of REITs. FFO is primarily used by the Company in measuring performance and in formulating corporate goals and compensation. FFO as presented by the Company is not necessarily comparable to the FFO of other REITs due to the fact that not all REITs use the NAREIT definition. FFO should not be considered an alternative to net income as an indicator of the Company’s operating performance. Additionally, FFO does not represent cash flows from operating, investing or financing activities as defined by GAAP.

Supplementally, the Company also discloses FFO per diluted share for all periods presented excluding costs related to the unsolicited tender offer because of the significance and singular nature of these costs. This was the only hostile takeover attempt against the Company in its history and the costs to resist this attempt were clearly not a part of the Company’s normal operating results. The Company believes that given the significance of the costs (the charge reduced FFO per diluted share for the three and nine months ended September 30, 2003 by 17% and 23%, respectively) it is essential to a reader’s understanding of the Company’s results of operations to emphasize the impact on the Company’s earnings measures.

TRG’s Beneficial Interest in EBITDA and FFO for the nine months ended September 30, 2004 include insurance recoveries related to the unsolicited tender offer of $1.0 million. For the three and nine months ended September 30, 2003, costs related to the unsolicited tender offer were $6.0 million and $25.1 million, respectively.

(4)	Excludes Biltmore Fashion Park, Stony Point Fashion Park, and Waterside Shops at Pelican Bay. Waterside Shops at Pelican Bay is managed by the Forbes Company, the Company’s joint venture partner in the project.

(5)	Leased space comprises both occupied space and space that is leased but not yet occupied.

(6)	Mall tenant occupancy costs are defined as the sum of minimum rents, percentage rents and expense recoveries, excluding utilities.

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TAUBMAN CENTERS, INC.
Income Statement
For the Quarters Ended September 30, 2004 and 2003

(in thousands of dollars)

	2004		2003

	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)

REVENUES:
Minimum rents	61,865	45,722	51,371	49,345
Percentage rents	1,179	406	951	573
Expense recoveries	35,006	21,277	29,939	23,694
Management, leasing and development	6,110		5,087
Other	6,741	2,041	5,318	2,102

Total revenues	110,901	69,446	92,666	75,714

OPERATING EXPENSES:
Recoverable expenses	32,845	18,686	28,409	20,921
Other operating	9,509	5,678	8,231	5,154
Costs related to unsolicited tender offer, net of recoveries			6,046
Management, leasing and development	4,890		4,326
General and administrative	7,604		5,837
Interest expense	24,652	17,351	20,562	21,077
Depreciation and amortization	27,069	10,816	22,251	13,027

Total operating expenses	106,569	52,531	95,662	60,179

	4,332	16,915	(2,996)	15,535

Equity in income of Unconsolidated Joint Ventures	8,291		8,144

Income before discontinued operations
and minority and preferred interests	12,623		5,148
Discontinued operations (2):
Net gain on disposition of interest in center	136
EBITDA			2,399
Interest expense			(1,540)
Depreciation and amortization			(804)
Minority and preferred interests:
TRG preferred distributions	(2,865)		(2,250)
Minority share of consolidated joint ventures	221		53
Minority share of income of TRG	(3,103)		(287)
Distributions in excess of minority share of income	(5,752)		(8,773)

Net income (loss)	1,260		(6,054)
Series A preferred dividends	(4,150)		(4,150)

Net income (loss) allocable to common shareowners	(2,890)		(10,204)

SUPPLEMENTAL INFORMATION:
EBITDA - 100%	56,053	45,082	42,216	49,639
EBITDA - outside partners' share	(2,764)	(20,313)	(362)	(22,716)

Beneficial interest in EBITDA	53,289	24,769	41,854	26,923
Beneficial interest expense	(23,386)	(9,641)	(21,788)	(11,032)
Non-real estate depreciation	(635)		(598)
Preferred dividends and distributions	(7,015)		(6,400)

Funds from Operations contribution	22,253	15,128	13,068	15,891

Net straightline adjustments to rental revenue and
ground rent expense at TRG %	1,042	2	520	97

(1)	With the exception of the Supplemental Information, amounts include 100% of the Unconsolidated Joint Ventures. Amounts are net of intercompany transactions. The Unconsolidated Joint Ventures are presented at 100% in order to allow for measurement of their performance as a whole, without regard to the Company’s ownership interest. In its consolidated financial statements, the Company accounts for its investments in the Unconsolidated Joint Ventures under the equity method. The results of International Plaza are presented within the Consolidated Businesses for periods beginning July 1, 2004, as a result of the Company’s acquisition of a controlling interest in the center. Results of International Plaza prior to the acquisition date are included within the Unconsolidated Joint Ventures.

(2)	Discontinued operations includes the results of Biltmore Fashion Park. During the three months ended September 30, 2004, a $0.1 million adjustment to the gain on disposition of Biltmore was recognized.

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TAUBMAN CENTERS, INC.
Income Statement
For the Year to Date Periods Ended September 30, 2004 and 2003

(in thousands of dollars)

	2004		2003

	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)

REVENUES:
Minimum rents	169,511	146,488	150,764	146,381
Percentage rents	2,282	2,690	2,440	1,875
Expense recoveries	98,996	73,663	93,440	76,248
Management, leasing and development	16,339		15,450
Other	24,042	6,260	21,792	10,431

Total revenues	311,170	229,101	283,886	234,935

OPERATING EXPENSES:
Recoverable expenses	91,304	62,788	84,114	64,477
Other operating	26,344	16,099	26,616	15,331
Costs related to unsolicited tender offer, net of recoveries	(1,044)		25,058
Management, leasing and development	14,671		14,387
General and administrative	19,384		18,074
Interest expense	70,377	56,937	62,083	61,733
Depreciation and amortization	73,540	39,334	65,596	41,266

Total operating expenses	294,576	175,158	295,928	182,807

	16,594	53,943	(12,042)	52,128

Equity in income of Unconsolidated Joint Ventures	26,663		26,829

Income before discontinued operations
and minority and preferred interests	43,257		14,787
Discontinued operations (2):
Net gain on disposition of interest in center	289
EBITDA			7,998
Interest expense			(4,598)
Depreciation and amortization			(3,227)
Minority and preferred interests:
TRG preferred distributions	(7,604)		(6,750)
Minority share of consolidated joint ventures	36		143
Minority share of income of TRG	(11,386)		(529)
Distributions in excess of minority share of income	(15,168)		(25,827)

Net income (loss)	9,424		(18,003)
Series A preferred dividends	(12,450)		(12,450)

Net income (loss) allocable to common shareowners	(3,026)		(30,453)

SUPPLEMENTAL INFORMATION:
EBITDA - 100%	160,511	150,214	123,635	155,127
EBITDA - outside partners' share	(3,377)	(70,301)	(3,609)	(70,775)

Beneficial interest in EBITDA	157,134	79,913	120,026	84,352
Beneficial interest expense	(68,598)	(30,402)	(64,261)	(32,325)
Non-real estate depreciation	(1,864)		(1,877)
Preferred dividends and distributions	(20,054)		(19,200)

Funds from Operations contribution	66,618	49,511	34,688	52,027

Net straightline adjustments to rental revenue and
ground rent expense at TRG %	1,638	190	1,104	243

(1)	With the exception of the Supplemental Information, amounts include 100% of the Unconsolidated Joint Ventures. Amounts are net of intercompany transactions. The Unconsolidated Joint Ventures are presented at 100% in order to allow for measurement of their performance as a whole, without regard to the Company’s ownership interest. In its consolidated financial statements, the Company accounts for its investments in the Unconsolidated Joint Ventures under the equity method. The results of International Plaza are presented within the Consolidated Businesses for periods beginning July 1, 2004, as a result of the Company’s acquisition of a controlling interest in the center. Results of International Plaza prior to the acquisition date are included within the Unconsolidated Joint Ventures.

(2)	Discontinued operations includes the results of Biltmore Fashion Park. During the nine months ended September 30, 2004, a $0.3 million adjustment to the gain on disposition of Biltmore was recognized.

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TAUBMAN CENTERS, INC.
Reconciliation of Net Income (Loss) to Funds from Operations
For the Periods Ended September 30, 2004 and 2003

(in thousands of dollars)

	Three Months Ended		Year to Date

	2004	2003	2004	2003

Net income (loss) allocable to common shareowners	(2,890)	(10,204)	(3,026)	(30,453)

Add (less) depreciation and gain on disposition of property:
Gain on disposition of interest in center	(136)		(289)
Depreciation and amortization:
Consolidated businesses at 100%	27,069	22,251	73,540	65,596
Minority partners in consolidated joint ventures	(1,719)	(101)	(1,634)	(1,332)
Discontinued operations		804		3,227
Share of unconsolidated joint ventures	6,837	7,747	22,848	25,198
Non-real estate depreciation	(635)	(598)	(1,864)	(1,877)

Add minority interests in TRG:
Minority share of income of TRG	3,103	287	11,386	529
Distributions in excess of minority share of income of TRG	5,752	8,773	15,168	25,827

Funds from Operations - TRG (1)	37,381	28,959	116,129	86,715

Funds from Operations - TCO (1)	22,478	17,156	70,410	52,595

(1)	TRG’s FFO for the nine months ended September 30, 2004 includes insurance recoveries related to the unsolicited tender offer of $1.0 million. TRG’s FFO for the three and nine months ended September 30, 2003 includes costs of $6.0 million and $25.1 million, respectively, incurred in connection with the unsolicited tender offer. TCO’s share of TRG’s FFO is based on an average ownership of 60% and 59% during the three months ended September 30, 2004 and 2003, respectively, and 61% during the nine months ended September 30, 2004 and 2003.

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TAUBMAN CENTERS, INC.
Reconciliation of Net Income (Loss) to Beneficial Interest in EBITDA
For the Periods Ended September 30, 2004 and 2003

(in thousands of dollars)

	Three Months Ended		Year to Date

	2004	2003	2004	2003

Net income (loss) allocable to common shareowners	(2,890)	(10,204)	(3,026)	(30,453)

Add (less) depreciation and gain on disposition of property:
Gain on disposition of interest in center	(136)		(289)
Depreciation and amortization:
Consolidated businesses at 100%	27,069	22,251	73,540	65,596
Minority partners in consolidated joint ventures	(1,719)	(101)	(1,634)	(1,332)
Discontinued operations		804		3,227
Share of unconsolidated joint ventures	6,837	7,747	22,848	25,198

Add minority interests in TRG:
Minority share of income of TRG	3,103	287	11,386	529
Distributions in excess of minority share of income of TRG	5,752	8,773	15,168	25,827

Add (less) preferred interests and interest expense:
Preferred dividends and distributions	7,015	6,400	20,054	19,200
Interest expense for all businesses in continuing operations	42,003	41,639	127,314	123,816
Interest expense allocable to minority partners in consolidated joint ventures	(1,266)	(314)	(1,779)	(2,420)
Interest expense of discontinued operations		1,540		4,598
Interest expense allocable to outside partners in unconsolidated joint ventures	(7,710)	(10,045)	(26,535)	(29,408)

Beneficial Interest in EBITDA - TRG (1)	78,058	68,777	237,047	204,378

(1)	TRG’s Beneficial Interest in EBITDA for the nine months ended September 30, 2004 includes insurance recoveries related to the unsolicited tender offer of $1.0 million. TRG’s Beneficial Interest in EBITDA for the three and nine months ended September 30, 2003 includes costs of $6.0 million and $25.1 million, respectively, incurred in connection with the unsolicited tender offer.

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TAUBMAN CENTERS, INC.
Balance Sheets
As of September 30, 2004 and December 31, 2003

(in thousands of dollars)

	As of

	September 30, 2004	December 31, 2003
Consolidated Balance Sheet of Taubman Centers, Inc.:

Assets:
Properties	2,906,363	2,519,922
Accumulated depreciation and amortization	(539,720)	(450,515)

	2,366,643	2,069,407
Investment in Unconsolidated Joint Ventures	22,629	6,093
Cash and cash equivalents	27,288	30,403
Accounts and notes receivable, net	29,979	32,592
Accounts and notes receivable from related parties	1,784	1,679
Deferred charges and other assets	55,513	46,796

	2,503,836	2,186,970

Liabilities:
Notes payable	1,892,925	1,495,777
Accounts payable and accrued liabilities	224,246	258,938
Dividends and distributions payable	13,105	13,481

	2,130,276	1,768,196

Preferred Equity of TRG	126,492	97,275

Shareowners' Equity:
Series A Cumulative Redeemable Preferred Stock	80	80
Series B Non-Participating Convertible Preferred Stock	30	30
Common Stock	485	499
Additional paid-in capital	632,716	664,362
Accumulated other comprehensive income (loss)	(12,648)	(12,593)
Dividends in excess of net income	(373,595)	(330,879)

	247,068	321,499

	2,503,836	2,186,970

Combined Balance Sheet of Unconsolidated Joint Ventures (1):

Assets:
Properties	1,072,956	1,250,964
Accumulated depreciation and amortization	(354,578)	(331,321)

	718,378	919,643
Cash and cash equivalents	15,835	28,448
Accounts and notes receivable	13,328	16,504
Deferred charges and other assets	30,279	29,526

	777,820	994,121

Liabilities:
Notes payable	1,008,624	1,345,824
Accounts payable and other liabilities	45,784	61,614

	1,054,408	1,407,438

Accumulated Deficiency in Assets:
Accumulated deficiency in assets - TRG	(176,215)	(228,264)
Accumulated deficiency in assets - Joint Venture Partners	(96,686)	(181,009)
Accumulated other comprehensive income (loss) - TRG	(2,911)	(3,192)
Accumulated other comprehensive income (loss) - Joint Venture Partners	(776)	(852)

	(276,588)	(413,317)

	777,820	994,121

(1)	2003 amounts exclude Waterside Shops at Pelican Bay, in which TRG acquired a 25% interest in December 2003. Effective July 1, 2004, amounts exclude International Plaza, which the Company began consolidating upon the acquisition of a controlling interest in the center.

Taubman Centers/12

TAUBMAN CENTERS, INC.
2004 Annual Outlook

(all dollar amounts per common share on a diluted basis; amounts may not add due to rounding)

	Range for Year Ended December 31, 2004 (excluding organizational charge)		Organizational Charge	Range for Year Ended December 31, 2004 (including organizational charge)

Guidance for Funds from Operations per common share	$ 1.93	$ 1.94	$ (0.07)	$ 1.86	$ 1.87

Real estate depreciation - TRG	(1.43)	(1.39)		(1.43)	(1.39)

Depreciation of TCO's additional basis in TRG	(0.15)	(0.15)		(0.15)	(0.15)

Distributions in excess of earnings allocable
to minority interest	(0.39)	(0.35)	(0.04)	(0.43)	(0.40)

Guidance for net income (loss) allocable
to common shareholders, per common share	$ (0.03)	$ 0.04	$ (0.12)	$ (0.15)	$ (0.08)

The Company is providing earnings related guidance that includes Funds from Operations and Earnings per Share amounts adjusted for an anticipated restructuring charge. The Company believes that these adjusted measures are useful supplemental information about future operating performance because of the significance and singular nature of the restructuring costs. The Company believes that given the significance of the costs (the charge is anticipated to reduce EPS and FFO per diluted share for the year by a clearly material amount), it is essential to a reader’s understanding of the Company’s earnings guidance to emphasize the impact of the restructuring. The supplemental measures are only being provided in the context of forward-looking statements that update previous earnings guidance that is now clearly impacted by the restructuring charge. The adjusted measures are not and should not be considered alternatives to net income or cash flows from operating, investing or financing activities as defined by GAAP.